    As filed with the Securities and Exchange Commission on February 12, 2001

                                        Registration No. 333 - _________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                         TANDY BRANDS ACCESSORIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      75-2349915
(State or other jurisdiction of            (I.R.S. Employer Identification Code)
incorporation or organization)

             690 EAST LAMAR BLVD., SUITE 200, ARLINGTON, TEXAS 76011
               (Address of principal executive offices) (zip code)

                         TANDY BRANDS ACCESSORIES, INC.
                             STOCK PURCHASE PROGRAM
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 18, 1991)
                            (Full title of the plan)


                               STANLEY T. NINEMIRE
                         690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011
                     (Name and address of agent for service)

                                 (817) 548-0090
          (Telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE

                                                             Proposed            Proposed
              Title of                    Amount             Maximum             Maximum            Amount of
             Securities                    to be          Offering Price        Aggregate          Registration
          to be Registered             Registered(1)       Per Share(2)     Offering Price(2)         Fee(2)
-----------------------------         --------------      --------------    -----------------     -------------
   Common Stock, $1.00 par
   value                                    300,000           $7.39             $2,217,000             $554.25
   per share


(1) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of plan interests.

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of the common stock on February 9, 2001 (as reported on the Nasdaq National Market).

                                EXPLANATORY NOTE

         We have previously filed with the Securities and Exchange Commission the following registration statements on Form S-8 under the Securities Act of 1933, as amended:

               (a) Form S-8 Registration Statement (File No. 33-41262) with respect to 270,093 shares of our common stock, $1.00 par value per share, offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. 1991 Stock Option Plan, the Tandy Brands Accessories, Inc. Employees Investment Plan and the Tandy Brands Accessories, Inc. Stock Bonus Plan;

               (b) Form S-8 Registration Statement (File No. 33-46814) with respect to 122,887 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program; and

               (c) Form S-8 Registration Statement (File No. 33-91996) with respect to 701,125 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program and the Tandy Brands Accessories, Inc. 1991 Stock Option Plan.

         The contents of such earlier registration statements are incorporated herein by reference.

                                    PART II

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART III

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "Commission"):



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

               (a) Our Annual Report on Form 10-K for the year ended June 30, 2000;

               (b) Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000 and December 31, 2000;

               (c) Our Current Reports on Form 8-K filed on January 18, 2001 and October 16, 2000;

               (d) The description of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A filed by the Registrant with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description;

               (e) Form S-8 Registration Statement (File No. 33-41262) with respect to 270,093 shares of our common stock, $1.00 par value per share, offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. 1991 Stock Option Plan, the Tandy Brands Accessories, Inc. Employees Investment Plan and the Tandy Brands Accessories, Inc. Stock Bonus Plan;

               (f) Form S-8 Registration Statement (File No. 33-46814) with respect to 122,887 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program; and

               (g) Form S-8 Registration Statement (File No. 33-91996) with respect to 701,125 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program and the Tandy Brands Accessories, Inc. 1991 Stock Option Plan.

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. Our Common Stock has been registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW ("DGCL")

         Section 145 (a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 (b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors



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designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, the liability of a director of the Registrant, in addition to the limitation on personal liability provided in the Certificate of Incorporation, will be limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Registrant will be prospective only, and will not adversely affect any limitation on the personal liability of a director of the Registrant existing at the time of such repeal or modification.

BYLAWS

         The Bylaws of the Registrant provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was or has agreed to become a director or officer of the Registrant or is or was serving or has agreed to serve at the request of the Registrant as a director or officer, whether the basis of such proceedings is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by Section 145 of the DGCL, as in effect or as it may be amended from time to time, against all reasonable expenses incurred by, imposed upon or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Registrant or any of its subsidiaries, or of any other corporation at the request of the Registrant. Such indemnity shall inure to the benefit of his heirs, executors and administrators. The Registrant may also make such reimbursement in the event of a settlement of any such

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


action, suit or proceedings prior to final adjudication when such settlement appears to be in the interest of the Registrant.

INDEMNIFICATION AGREEMENTS

         The Registrant has also entered into Indemnification Agreements pursuant to which it has agreed to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The Indemnification Agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

INSURANCE

         The Registrant has obtained a directors' and officers' liability insurance policy insuring its directors and officers against certain losses resulting from wrongful acts committed by them in their capacities as directors and officers of the Registrant, including liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



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



ITEM 8.  EXHIBITS.


      Exhibit Number                      Description

            4.1 Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibits 3.1 and 4.1 to Registrant's registration statement on Form S-1 filed on November 2, 1990 (No. 33-37588)

            4.2 Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form S-1 filed on November 2, 1990 (No. 33-37588)

            4.3 Amended and Restated Rights Agreement dated as of October 19, 1999 between the Registrant and BankBoston, N.A., as rights agent. Incorporated herein by reference to Exhibit 4 to Registrant's Current Report on Form 8-K filed on November 2, 1999

            5.1       Opinion of Winstead Sechrest & Minick P.C.

            23.1      Consent of Ernst & Young LLP

            23.2      Consent of Winstead Sechrest & Minick P.C. (included in
                      Exhibit 5.1)

            24.1      Power of Attorney (included on page 9)

ITEM 9.  UNDERTAKINGS.

(1)      The Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;



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                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section
                  13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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




                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Tandy Brands Accessories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Arlington, State of Texas, as of February 9, 2001.

                                     TANDY BRANDS ACCESSORIES, INC.



                                     By: /s/ J.S.B. Jenkins
                                         ---------------------------------------
                                         J.S.B. Jenkins, President,
                                         Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints J.S.B. Jenkins and Stanley T. Ninemire, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 9, 2001.

Signature and Title


/s/ J.S.B. Jenkins
----------------------------------------
J.S.B. Jenkins
President, Chief Executive Officer and
Director (Principal Executive Officer)


/s/ James F. Gaertner
----------------------------------------
James F. Gaertner
Director and Chairman of the Board


/s/ Marvin J. Girouard
----------------------------------------
Marvin J. Girouard
Director



/s/ Colombe M. Nicholas
----------------------------------------
Colombe M. Nicholas
Director


/s/ C.A. Rundell, Jr.
----------------------------------------
C.A. Rundell, Jr.
Director


/s/ Gene Stallings
----------------------------------------
Gene Stallings
Director


/s/ Roger R. Hemminghaus
----------------------------------------
Roger R. Hemminghaus
Director


/s/ Stanley T. Ninemire
----------------------------------------
Stanley T. Ninemire
Senior Vice President, Chief Financial Officer
and Assistant Secretary
(Principal Financial and Accounting Officer)



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







                                INDEX TO EXHIBITS



        EXHIBIT
        NUMBER                            DESCRIPTION
        -------                           -----------

          4.1            Certificate of Incorporation of the Registrant.
                         Incorporated herein by reference to Exhibits 3.1 and
                         4.1 to Registrant's registration statement on Form S-1
                         filed on November 2, 1990 (No. 33-37588)

          4.2 Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form S-1 filed on November 2, 1990 (No.
                         33-37588)

          4.3            Amended and Restated Rights Agreement dated as of
                         October 19, 1999 between the Registrant and BankBoston,
                         N.A., as rights agent. Incorporated herein by reference to Exhibit 4 to Registrant's Current Report on Form 8-K filed on November 2, 1999.

          5.1            Opinion of Winstead Sechrest & Minick P.C.

          23.1           Consent of Ernst & Young LLP

          23.2           Consent of Winstead Sechrest & Minick P.C. (included in
                         Exhibit 5.1)

          24.1           Power of Attorney (included on page 9)
